EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Smith Micro Software, Inc. and Subsidiaries

We consent to the incorporation by reference in this Prospectus and Registration Statement on Form S-3 of Smith Micro Software, Inc. and Subsidiaries (collectively, the “Company”) of our report dated  March 30, 2018, relating to the consolidated financial statements of the Company, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2017.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

SingerLewak LLP

Los Angeles, California

June 1, 2018